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                                                                       EXHIBIT 5


                                  March 7, 2003



National-Oilwell, Inc.
10000 Richmond Avenue
Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to National-Oilwell, Inc., a Delaware corporation (the "Company"), in connection with the offer by the Company to exchange $1,000 principal amount of its 5.65% Senior Notes due 2012, Series B (the "Exchange Notes") for each outstanding $1,000 principal amount of its 5.65% Senior Notes due 2012 (the "Original Notes"), of which an aggregate of $200,000,000 principal amount is outstanding (the "Exchange Offer"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (the "Registration Statement"), with respect to the Exchange Offer under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies of the Registration Statement and of (a) the Indenture, dated as of November 22, 2002 (the "Indenture"), by and between the Company and The Bank of New York, as Trustee (the "Trustee"), pursuant to which the Original Notes were issued and the Exchange Notes will be issued; (b) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (c) the Bylaws of the Company, as amended to date; (d) certain resolutions of the Board of Directors of the Company; and (e) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company, public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture and the due authentication of the Original Notes by a duly authorized officer of the Trustee.

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National-Oilwell, Inc.
March 7, 2003
Page 2 of 2


Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware; and

                  2. The Original Notes have been validly authorized and issued, the Exchange Notes have been validly authorized, and (subject to the Indenture being qualified under the Trust Indenture Act of 1939, as amended) when (i) the Exchange Notes have been duly executed (manually or in facsimile) by a duly authorized officer of the Company, (ii) the Exchange Notes have been duly authenticated by the Trustee under the Indenture, and (iii) Original Notes have been validly tendered and not withdrawn and accepted for exchange by the Company, all in accordance with the terms of the Exchange Offer as described in the Registration Statement, the Exchange Notes issued in exchange for such Original Notes in accordance with the terms of the Exchange Offer will be validly issued and legally binding obligations of the Company entitled to the benefits of the Indenture.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Validity of the Exchange Notes" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.


                                          Very truly yours,

                                          /s/ Bracewell & Patterson, L.L.P.

                                          Bracewell & Patterson, L.L.P.